Gibraltar Reports Fourth Quarter and Full Year 2025 Results and Issues Full Year 2026 Guidance
Results from Continuing Operations in Line with Previously Announced Range
2026 Guidance Includes OmniMax International

Buffalo, New York, February 26, 2026 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets, today reported its financial results for the three and twelve-month period ended December 31, 2025.
As a reminder, on June 30, 2025, Gibraltar announced that it has reclassified its Renewables business as discontinued operations to focus its asset portfolio and resources on its building products and structures businesses – namely the residential, agtech and infrastructure segments.
“Fourth quarter results were in line with our previously announced range with net sales up 16%, adjusted EBITDA and adjusted EPS down 8% and 15% respectively, operating cash flow of $32 million, and an ending cash balance of $116 million.” stated Chairman and CEO Bill Bosway. “For the year, net sales were up 11%, adjusted EBITDA up 4%, and adjusted EPS up 3%.”
Fourth Quarter and Full Year 2025 Results from Continuing Operations

($Millions, except EPS)
Three Months Ended December 31,				Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
Net Sales	$268.7	$231.6	16.0%	$1,135.5	$1,023.4	11.0%
Adjusted EBITDA	$36.6	$39.6	(7.6)%	$185.3	$177.5	4.4%
Net Income	$11.8	$47.3	(75.1)%	$97.6	$135.0	(27.7)%
Adj Net Income	$22.7	$27.5	(17.5)%	$117.6	$117.4	0.2%
GAAP EPS – Diluted	$0.40	$1.54	(74.0)%	$3.25	$4.39	(26.0)%
Adj EPS - Diluted	$0.76	$0.89	(14.6)%	$3.92	$3.82	2.6%

Net sales in the quarter were driven by metal roofing and structures acquisitions offset by a soft end market, channel inventory rightsizing, and timing of price/cost alignment actions in the building accessories business. Lower new construction starts impacted the mail and package business, and Agtech volume from a large project shifted into 2026. Consolidated bookings continued to be strong in the quarter with backlog up 102% over prior year.
GAAP net income decreased 75.1% to $11.8 million related to a $25.3 million prior-year gain on the sale of the residential electronic locker business, and $10.0 million of acquisition costs during the quarter; adjusted net income decreased 17.5% to $22.7 million, driven by business and product mix in Residential, lower volume in Agtech, and lower interest income.
Adjusted measures are further described in the appended reconciliation of adjusted financial measures.

Fourth Quarter Segment Results

Residential

($Millions) Three Months Ended December 31,
	2025 GAAP	2024 GAAP	Change	2025 Adjusted	2024 Adjusted	Change
Net Sales	$183.5	$170.7	7.5%	$183.5	$168.5	8.9%
Operating Income	$21.9	$29.1	(24.7)%	$25.6	$29.0	(11.7)%
Operating Margin	11.9%	17.0%	(510) bps	14.0%	17.2%	(320) bps
EBITDA	N/A	N/A	N/A	$29.9	$32.1	(6.9)%
EBITDA Margin	N/A	N/A	N/A	16.3%	19.1%	(280) bps

Adjusted net sales increased 8.9% with strength in metal roofing sales. Building accessories product sales were down 2.7%, impacted by a slow end market, a significant reduction in channel inventory, and timing of price/cost alignment actions. Mail and package product sales were down 9.8% driven by ongoing slowness in single and multi-family new construction starts. Accounting for the sale of Package Concierge in 2024, mail and package product sales were down 6.4% in the quarter. Metal roofing performed well in the quarter, with acquisitions tracking to plan, driving overall segment growth.
Operating margin was driven mainly by deleveraging on lower volumes and price/cost alignment in building accessories, additional lower volume in mail and package, overall business and product mix, and accelerating integration investments across the metal roofing business.

Agtech

($Millions) Three Months Ended December 31,
	2025 GAAP	2024 GAAP	Change	2025 Adjusted	2024 Adjusted	Change
Net Sales	$62.6	$42.7	46.6%	$62.6	$42.7	46.6%
Operating Income	$3.7	$2.3	60.9%	$4.4	$8.3	(47.0)%
Operating Margin	6.0%	5.4%	60 bps	7.1%	19.4%	NMF
EBITDA	N/A	N/A	N/A	$6.3	$9.1	(30.8)%
EBITDA Margin	N/A	N/A	N/A	10.1%	21.4%	NMF

Net sales increased 46.6% driven by the acquisition of Lane Supply offset by an ongoing funding delay of a large Produce project in the U.S. which subsequently moved into 2026; as a result, organic volume decreased approximately $8 million in the quarter. Customer growing capacity expansion plans helped increase total backlog 239% and organic backlog 187%.
Adjusted operating margin contraction was driven by unplanned lower volume in the quarter and a prior-year benefit of a past-due customer payment.

Infrastructure

($Millions) Three Months Ended December 31,
	2025 GAAP	2024 GAAP	Change	2025 Adjusted	2024 Adjusted	Change
Net Sales	$22.5	$18.1	24.3%	$22.5	$18.1	24.3%
Operating Income	$5.0	$3.7	35.1%	$5.0	$3.7	35.1%
Operating Margin	22.0%	20.4%	160 bps	22.0%	20.4%	160 bps
EBITDA	N/A	N/A	N/A	$5.8	$4.5	28.9%
EBITDA Margin	N/A	N/A	N/A	25.5%	24.8%	70 bps

Net sales grew 24.3% with backlog down 4% driven by timing of project awards. Engineering backlog and quoting / bid activity remains strong and is expected to drive future order bookings and order backlog in 2026.
Operating margin was driven by 80/20 initiatives, volume, mix, and the accelerating ramp up of the new steel shape supplier.

2026 Outlook for Continuing Operations
“With the addition of OmniMax International, which closed on February 2, 2026, we anticipate that our Residential business will represent approximately 80% of Gibraltar’s overall business in 2026, and we start the year in a stronger position to support customers and outperform in a market that continues to be relatively soft. Channel inventory appears to be better aligned with demand, but we expect customers to continue to manage inventory and execute less restocking than typical in the first quarter 2026. As a result, we have taken a conservative view of our Residential business’ organic growth in establishing our guidance for Gibraltar going into the year.”
Mr. Bosway continued, “We are very excited to have OmniMax join forces with Gibraltar. As expected, OmniMax delivered good full year 2025 results in both revenue and adjusted EBITDA. The leadership team is in place and the Integration Management Office (IMO), our outside advisory team, and our 20 workstream teams are also in place and finalizing improvement plans, identifying additional synergy opportunities, and starting implementation of our highest priority initiatives.”
Mr. Bosway added, “Our Agtech business is in position to deliver a solid year – backlog remains robust, design and bid activity are very active, and we expect development plans of additional acreage to continue this momentum. We also expect our Infrastructure business to deliver another good year as the engineering backlog and bid activity continues to grow during the year.”

2026 Guidance
Consolidated net sales are expected to range between $1.76 billion and $1.83 billion. This compares to net sales of $1.14 billion in 2025. Adjusted EBITDA margin is expected to range between 17.6% and 17.8%, compared to 16.3% for 2025. GAAP EPS is expected to range between $2.40 and $2.80, compared to $3.25 in 2025. Adjusted EPS is expected to range between $3.65 and $4.05, compared to $3.92 in 2025.

Fourth Quarter 2025 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2025. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements
Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the ability of Gibraltar to successfully integrate OmniMax and/or to achieve expected cost and operational synergies from the OmniMax transaction; tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), each a non-GAAP financial measure. Unless otherwise indicated, the consolidated financial statements, disclosures and related information disclosed herein relate to the Company's continuing operations, which exclude its Renewables business which was classified as a discontinued operation as of June 30, 2025. The Company has recast prior period amounts to reflect discontinued operations. Adjusted net sales reflects the removal of net sales associated with the residential electronic locker business, which was sold on December 17, 2024. Adjusted net income, operating income and margin exclude special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of both tangible and intangible assets associated with 80/20 simplification, lean initiatives and / or discontinued products), senior leadership transition costs (associated with new and / or terminated senior executive roles), acquisition related costs (legal and consulting fees, and integration costs for recent business acquisitions), and portfolio management (which includes the gain on sale of and operating results generated by the residential electronic locker business sold in 2024). These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes interest, taxes, depreciation, amortization and stock compensation expense. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flow provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
Alliance Advisors Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@allianceadvisors.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales	$268,688	$231,593	$1,135,501	$1,023,359
Cost of sales	203,931	166,984	830,310	721,951
Gross profit	64,757	64,609	305,191	301,408
Selling, general, and administrative expense	50,109	33,022	182,440	155,734
Intangible asset impairment	—	6,000	—	6,000
Operating income	14,648	25,587	122,751	139,674
Interest income, net	(466)	(1,995)	(1,747)	(6,171)
Other income, net	(60)	(25,378)	(2,078)	(25,142)
Income before taxes from continuing operations	15,174	52,960	126,576	170,987
Provision for income taxes	3,376	5,666	29,020	35,943
Income from continuing operations	11,798	47,294	97,556	135,044
Discontinued operations:
(Loss) income before taxes from discontinued operations	(20,630)	(1,633)	(192,352)	2,938
(Benefit of) provision for income taxes from discontinued operations	(6,383)	(496)	(50,408)	642
(Loss) income from discontinued operations	(14,247)	(1,137)	(141,944)	2,296
Net (loss) income	$(2,449)	$46,157	$(44,388)	$137,340
Net earnings per share – Basic:
Income from continuing operations	$0.40	$1.55	$3.27	$4.42
(Loss) income from discontinued operations	(0.48)	(0.03)	(4.75)	0.08
Net (loss) income	$(0.08)	$1.52	$(1.48)	$4.50
Weighted average shares outstanding – Basic	29,744	30,464	29,875	30,538
Net earnings per share – Diluted:
Income from continuing operations	$0.40	$1.54	$3.25	$4.39
(Loss) income from discontinued operations	(0.48)	(0.04)	(4.73)	0.07
Net (loss) income	$(0.08)	$1.50	$(1.48)	$4.46
Weighted average shares outstanding – Diluted	29,851	30,697	29,984	30,769

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$115,724	$269,480
Trade receivables, net of allowance of $2,558 and $1,793, respectively	120,327	114,898
Costs in excess of billings, net	26,799	18,817
Inventories, net	116,770	93,271
Prepaid expenses and other current assets	56,904	22,326
Assets of discontinued operations	192,362	132,540
Total current assets	628,886	651,332
Property, plant, and equipment, net	130,456	87,079
Operating lease assets	55,355	41,558
Goodwill	415,032	323,189
Customer relationships, net	109,092	29,348
Other intangibles, net	34,464	26,072
Other assets	20,318	1,936
Assets of discontinued operations	—	258,896
	$1,393,603	$1,419,410
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$108,216	$90,705
Accrued expenses	155,807	65,905
Billings in excess of costs	8,879	14,769
Liabilities of discontinued operations	93,120	83,483
Total current liabilities	366,022	254,862
Deferred income taxes	5,116	56,655
Non-current operating lease liabilities	46,199	33,391
Other non-current liabilities	25,868	24,734
Liabilities of discontinued operations	—	1,734
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,482 and 34,313 shares issued and outstanding, respectively	345	343
Additional paid-in capital	353,018	343,583
Retained earnings	831,463	875,851
Accumulated other comprehensive loss	(3,683)	(5,326)
Treasury stock, at cost; 4,935 and 3,960 shares, respectively	(230,745)	(166,417)
Total stockholders’ equity	950,398	1,048,034
	$1,393,603	$1,419,410

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2025	2024
Cash Flows from Operating Activities
Net (loss) income	$(44,388)	$137,340
(Loss) income from discontinued operations	(141,944)	2,296
Income from continuing operations	97,556	135,044
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	29,849	19,120
Intangible asset impairment	—	6,000
Stock compensation expense	8,339	10,045
Gain on sale of business	—	(25,265)
Benefit of deferred income taxes	(1,971)	(276)
Other, net	2,365	4,422
Changes in operating assets and liabilities net of effects from acquisitions:
Trade receivables and costs in excess of billings	12,210	(2,731)
Inventories	(4,933)	1,828
Other current assets and other assets	516	(6,634)
Accounts payable	7,197	28,419
Accrued expenses and other non-current liabilities	(14,021)	(82)
Net cash provided by operating activities of continuing operations	137,107	169,890
Net cash provided by operating activities of discontinued operations	29,894	4,374
Net cash provided by operating activities	167,001	174,264
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(210,650)	—
Purchases of property, plant, and equipment, net	(46,130)	(16,852)
Net proceeds from sale of business	352	28,124
Net cash (used in) provided by investing activities of continuing operations	(256,428)	11,272
Net cash used in investing activities of discontinued operations	(972)	(2,728)
Net cash (used in) provided by investing activities	(257,400)	8,544
Cash Flows from Financing Activities
Purchase of common stock at market prices	(63,871)	(12,189)
Net proceeds from issuance of common stock	198	—
Net cash used in financing activities	(63,673)	(12,189)
Effect of exchange rate changes on cash	316	(565)
Net (decrease) increase in cash and cash equivalents	(153,756)	170,054
Cash and cash equivalents at beginning of year	269,480	99,426
Cash and cash equivalents at end of year	$115,724	$269,480

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended December 31, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$15,174	$3,376	$11,798	$0.40
Restructuring Charges (1)	4,203	1,208	2,995	0.10
Acquisition Related Costs (2)	10,064	2,164	7,900	0.26
Adjusted Financial Measures	$29,441	$6,748	$22,693	$0.76

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	11.9%	6.0%	22.0%	n/a	5.5%
Restructuring Charges (1)	1.9%	1.1%	—%	n/a	1.6%
Acquisition Related Costs (2)	0.2%	—%	—%	n/a	3.8%
Adjusted Operating Margin	14.0%	7.1%	22.0%	n/a	10.8%

Income from Operations	$21,892	$3,735	$4,964	$(15,943)	$14,648
Restructuring Charges (1)	3,522	681	—	—	4,203
Acquisition Related Costs (2)	194	5	—	10,036	10,235
Adjusted Income from Operations	$25,608	$4,421	$4,964	$(5,907)	$29,086

Net Sales (3)	$183,541	$62,604	$22,543	$—	$268,688

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations
(3) There were no Non-GAAP adjustments to Net Sales in 2025

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended December 31, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$51,327	$5,170	$46,157	$1.50
Discontinued Operations (1)	1,633	496	1,137	0.04
As Reported in GAAP Statements	$52,960	$5,666	$47,294	$1.54
Restructuring & Other Charges (2)	7,586	1,995	5,591	0.17
Portfolio Management (3)	(25,803)	(373)	(25,430)	(0.82)
Adjusted Financial Measures Recast	$34,743	$7,288	$27,455	$0.89

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	17.0%	5.4%	(1.1)%	20.4%	n/a	8.2%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	17.0%	5.4%	n/a	20.4%	n/a	11.0%
Restructuring & Other Charges (2)	0.3%	14.0%	n/a	—%	n/a	3.3%
Portfolio Management (3)	(0.3)%	—%	n/a	—%	n/a	(0.2)%
Adjusted Operating Margin Recast	17.2%	19.4%	n/a	20.4%	n/a	14.3%

Income from Operations Previously Reported	$29,070	$2,297	$(767)	$3,690	$(9,470)	$24,820
Discontinued Operations (1)	—	—	767	—	—	767
Income from Operations as Reported in GAAP Statements	$29,070	$2,297	$—	$3,690	$(9,470)	$25,587
Restructuring & Other Charges (2)	427	6,000	—	—	1,211	7,638
Portfolio Management (3)	(538)	—	—	—	—	(538)
Adjusted Income from Operations Recast	$28,959	$8,297	$—	$3,690	$(8,259)	$32,687

Net Sales & Adjusted Net Sales Previously Reported	$170,729	$42,749	$70,464	$18,115	$—	$302,057
Discontinued Operations (1)	—	—	(70,464)	—	—	(70,464)
Net Sales as Reported in GAAP Statements	$170,729	$42,749	$—	$18,115	$—	$231,593
Portfolio Management (3)	(2,268)	—	—	—	—	(2,268)
Adjusted Net Sales Recast	$168,461	$42,749	$—	$18,115	$—	$229,325

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025
(2) Comprised primarily of exit activities costs, the write-off of indefinite-lived trademarks, senior leadership transition costs associated with changes in leadership positions, acquisition-related expenses including due diligence costs and portfolio management costs
(3) Represents the results generated by the Company's electronic locker business sold in 2024

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$126,576	$29,020	$97,556	$3.25
Restructuring Charges (1)	8,318	1,988	6,330	0.22
Acquisition Related Costs (2) (3)	17,544	3,836	13,708	0.45
Adjusted Financial Measures	$152,438	$34,844	$117,594	$3.92

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	16.6%	4.5%	23.9%	n/a	10.8%
Restructuring Charges (1)	0.9%	0.6%	—%	n/a	0.7%
Acquisition Related Costs (2)	—%	2.1%	—%	n/a	1.6%
Adjusted Operating Margin	17.6%	7.1%	23.9%	n/a	13.3%

Income from Operations	$137,195	$9,804	$22,042	$(46,290)	$122,751
Restructuring Charges (1)	7,034	1,253	—	31	8,318
Acquisition Related Costs (2)	669	4,580	—	14,521	19,770
Adjusted Income from Operations	$144,898	$15,637	$22,042	$(31,738)	$150,839

Net Sales (4)	$824,079	$219,301	$92,121	$—	$1,135,501

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations
(3) Includes one-time gain of $2.2M from an acquisition-related item
(4) There were no Non-GAAP adjustments to Net Sales in 2025

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$173,925	$36,585	$137,340	$4.46
Discontinued Operations (1)	(2,938)	(642)	(2,296)	(0.07)
As Reported in GAAP Statements	$170,987	$35,943	$135,044	$4.39
Restructuring & Other Charges (2)	9,919	1,965	7,954	0.26
Portfolio Management (3)	(26,005)	(421)	(25,584)	(0.83)
Adjusted Financial Measures Recast	$154,901	$37,487	$117,414	$3.82

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	19.0%	7.2%	1.2%	24.2%	n/a	10.9%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	19.0%	7.2%	n/a	24.2%	n/a	13.6%
Restructuring & Other Charges (2)	0.1%	4.2%	n/a	—%	n/a	0.9%
Portfolio Management (3)	(0.1)%	—%	n/a	—%	n/a	(0.1)%
Adjusted Operating Margin Recast	19.3%	11.5%	n/a	24.2%	n/a	14.7%

Income from Operations Previously Reported	$148,784	$11,040	$3,349	$21,295	$(41,445)	$143,023
Discontinued Operations (1)	—	—	(3,349)	—	—	(3,349)
Income from Operations as Reported in GAAP Statements	$148,784	$11,040	$—	$21,295	$(41,445)	$139,674
Restructuring & Other Charges (2)	801	6,477	—	—	2,290	9,568
Portfolio Management (3)	(740)	—	—	—	—	(740)
Adjusted Income from Operations Recast	$148,845	$17,517	$—	$21,295	$(39,155)	$148,502

Net Sales & Adjusted Net Sales Previously Reported	$782,519	$152,811	$285,405	$88,029	$—	$1,308,764
Discontinued Operations (1)	—	—	(285,405)	—	—	(285,405)
Net Sales as Reported in GAAP Statements	$782,519	$152,811	$—	$88,029	$—	$1,023,359
Portfolio Management (3)	(10,379)	—	—	—	—	(10,379)
Adjusted Net Sales Recast	$772,140	$152,811	$—	$88,029	$—	$1,012,980

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025
(2) Comprised primarily of exit activities costs, the write-off of indefinite-lived trademarks, senior leadership transition costs associated with changes in leadership positions, acquisition-related expenses including due diligence costs and portfolio management costs
(3) Represents the results generated by the Company's electronic locker business sold in 2024, including the ($25.3M) gain on sale of business

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended December 31, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$268,688	$183,541	$62,604	$22,543

Net Income from Continuing Operations	11,798
Provision for Income Taxes	3,376
Interest Income	(466)
Other Income	(60)
Operating Profit	14,648	21,892	3,735	4,964
Adjusted Measures*	14,438	3,716	686	—
Adjusted Operating Profit	29,086	25,608	4,421	4,964
Adjusted Operating Margin	10.8%	14.0%	7.1%	22.0%
Adjusted Other Expense	111	—	—	—
Depreciation & Amortization	6,748	3,488	1,713	719
Stock Compensation Expense	874	786	203	67
Adjusted EBITDA	$36,597	$29,882	$6,337	$5,750

Adjusted EBITDA Margin	13.6%	16.3%	10.1%	25.5%

Cash Flow - Operating Activities	31,727
Purchase of PPE, Net	(8,954)
Free Cash Flow	22,773
Free Cash Flow - % of Adjusted Net Sales	8.5%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended December 31, 2024
	Consolidated	Residential	Agtech	Infrastructure

Adjusted Net Sales Recast*	$229,325	$168,461	$42,749	$18,115

Net Income from Continuing Operations	47,294
Provision for Income Taxes	5,666
Interest Income	(1,995)
Other Income	(25,378)
Operating Profit	25,587	29,070	2,297	3,690
Adjusted Measures*	7,100	(111)	6,000	—
Adjusted Operating Profit	32,687	28,959	8,297	3,690
Adjusted Operating Margin	14.3%	17.2%	19.4%	20.4%
Adjusted Other Income	(61)	—	—	—
Adjusted Depreciation & Amortization (1)	4,897	2,735	745	736
Adjusted Stock Compensation Expense (2)	1,940	449	94	63
Adjusted EBITDA Recast**	$39,585	$32,143	$9,136	$4,489

Adjusted EBITDA Margin Recast**	17.3%	19.1%	21.4%	24.8%

Adjusted EBITDA Previously Reported	$46,748	$32,729	$9,136	$4,489
Adjusted EBITDA Margin Previously Reported	15.5%	19.2%	21.4%	24.8%

Cash Flow - Operating Activities	38,339
Purchase of PPE, Net	(5,346)
Free Cash Flow	32,993
Free Cash Flow - % of Adjusted Net Sales	14.4%

*Details for the classification of the Company's Renewables business as Discontinued Operations and the recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast for the classification of the Company's Renewables business as Discontinued Operations and to exclude sale of electronic locker business within the Residential segment
(1) Recast Depreciation & Amortization for impact of ($2.140M) from classification of Renewables business as Discontinued Operations and ($38k) from sale of electronic locker business within the Residential segment
(2) Recast Stock Compensation Expense for impact of ($234k) from classification of Renewables business as Discontinued Operations and ($10k) from the sale of electronic locker business within the Residential segment

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Year Ended December 31, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$1,135,501	$824,079	$219,301	$92,121

Net Income from Continuing Operations	97,556
Provision for Income Taxes	29,020
Interest Income	(1,747)
Other Income	(2,078)
Operating Profit	122,751	137,195	9,804	22,042
Adjusted Measures*	28,088	7,703	5,833	—
Adjusted Operating Profit	150,839	144,898	15,637	22,042
Adjusted Operating Margin	13.3%	17.6%	7.1%	23.9%
Adjusted Other Expense	148	—	—	—
Depreciation & Amortization	29,849	13,351	10,368	2,845
Less: Acquisition-related amortization	(3,500)	—	(3,500)	—
Adjusted Depreciation & Amortization	26,349	13,351	6,868	2,845
Stock Compensation Expense	8,339	2,591	729	274
Less: SLT Related Stock Compensation Expense	(82)	—	—	—
Adjusted Stock Compensation Expense	8,257	2,591	729	274
Adjusted EBITDA	$185,297	$160,840	$23,234	$25,161

Adjusted EBITDA Margin	16.3%	19.5%	10.6%	27.3%

Cash Flow - Operating Activities	137,107
Purchase of PPE, Net	(46,130)
Free Cash Flow	90,977
Free Cash Flow - % of Adjusted Net Sales	8.0%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Year Ended December 31, 2024
	Consolidated	Residential	Agtech	Infrastructure

Adjusted Net Sales Recast*	$1,012,980	$772,140	$152,811	$88,029

Net Income from Continuing Operations	135,044
Provision for Income Taxes	35,943
Interest Income	(6,171)
Other Income	(25,142)
Operating Profit	139,674	148,784	11,040	21,295
Adjusted Measures*	8,828	61	6,477	—
Adjusted Operating Profit	148,502	148,845	17,517	21,295
Adjusted Operating Margin	14.7%	19.3%	11.5%	24.2%
Adjusted Other Income	(228)	—	—	—
Adjusted Depreciation & Amortization (1)	18,881	10,177	3,165	2,972
Adjusted Stock Compensation Expense (2)	9,839	1,746	377	244
Adjusted EBITDA Recast**	$177,450	$160,768	$21,059	$24,511

Adjusted EBITDA Margin Recast**	17.5%	20.8%	13.8%	27.8%

Adjusted EBITDA Previously Reported	$204,909	$161,801	$21,059	$24,511
Adjusted EBITDA Margin Previously Reported	15.7%	20.7%	13.8%	27.8%

Cash Flow - Operating Activities	169,890
Purchase of PPE, Net	(16,852)
Free Cash Flow	153,038
Free Cash Flow - % of Adjusted Net Sales	15.1%

*Details for the classification of the Company's Renewables business as Discontinued Operations and the recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast for the classification of the Company's Renewables business as Discontinued Operations and to exclude sale of electronic locker business within the Residential segment
(1) Recast Depreciation & Amortization for impact of ($8.192M) from classification of Renewables business as Discontinued Operations and ($239k) from sale of electronic locker business within the Residential segment
(2) Recast Stock Compensation Expense for impact of ($918k) from classification of Renewables business as Discontinued Operations and ($54k) from the sale of electronic locker business within the Residential segment